UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 13, 2006
Date of Report (Date of earliest event reported)

MFC DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

271 North Avenue, Suite 520
New Rochelle, NY 10801
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (914) 636-3432

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

࿠	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿠	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿠	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿠	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding MFC Development Corp.'s beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render MFC Development Corp.’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause MFC Development Corp.'s actual results to differ from management's current expectations are contained in MFC Development Corp.'s filings with the Securities and Exchange Commission. MFC Development Corp. undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01 Entry into a Material Definitive Agreement

The information called for by this item is contained in Item 2.03, which is incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 13, 2006, MFC Development Corp. (“MFC” or the “Registrant”) completed the closing of a second mortgage financing (the “Note”) on an office building that is owned by Gateway Granby, LLC (“Gateway”), a subsidiary of MFC. The Registrant owns a 49% interest in Gateway, a Connecticut limited liability company, which owns and operates a two-story office building, located at Two Gateway Boulevard in East Granby, Connecticut (the “East Granby Property”). On November 29, 2005, MFC entered into an irrevocable proxy and agreement with certain members of the limited liability company who are stockholders of MFC, which agreement gives the Registrant voting and operational control of the limited liability company so long as the Registrant maintains its ownership interest in the limited liability company. Due to such voting control, Granby is consolidated with MFC, and the minority voting interests are recorded separately.

The terms of the second mortgage are as follows:

Principal: $1,100,000
Maturity: August 1, 2009
Rate: 12.5%
Monthly payment: $11,458 (interest only), balloon payment of $1,111,458 at maturity
Prepayment penalty: None

The Note will become due at the option of the lender, if Gateway shall, without prior written consent: (i) further encumber the mortgaged property with any lien imposed in connection with any other financing or (ii) issue new membership interests to members who do not currently own a controlling interest, but such transfer may be permitted between the Registrant and the other existing members of Gateway.

Approximately $120,000 of fees were paid in connection with this Note.

Gateway made a distribution from the proceeds of the Note to: (i) MFC in the amount of approximately $490,000 and (ii) the other members of Gateway for $550,000.

The Company guaranteed repayment of the Note and has also pledged its membership interest in Gateway to the other members as a guaranty for $550,000 of the second mortgage and for any other obligation that MFC may have to the other Gateway members. MFC bears 100% of the costs of the Note and 60% of the interest costs with the other Gateway members bearing the remaining 40% of the interest costs.

The Promissory Note issued in connection with the second mortgage has not been registered under the Securities Act of 1933, as amended, and until so registered promissory note may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The foregoing description of the second mortgage does not purport to be complete and is qualified in its entirety by reference to the Promissory Note, the Pledge and Security Agreement and the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Agreement, attached hereto as exhibits.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed with this report:

Exhibit Number	Description
4.1	Promissory Note
10.1	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement
10.2	Pledge and Security Agreement

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MFC DEVELOPMENT CORP.

July 19, 2006	/s/ VICTOR BRODSKY
Victor Brodsky
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)